SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Exhibit 10.1

SAND STORAGE AND TRANSLOAD AGREEMENT

AGREEMENT ID: CW2238264

THIS SAND STORAGE AND TRANSLOAD AGREEMENT (“Agreement”) made as of July 27th, 2017 (the “Execution Date”), by and between Solaris Logistics, LLC (“Contractor”) and Devon Energy Production Company, L.P. (“Company”). Contractor and Company may each be referred to herein as a “Party” or collectively as “Parties”.

1.AGREEMENT TERM. This Agreement, other than Sections 3.A,  4,  5,  6 and 11, shall commence on the Execution Date. Sections 3.A,  4,  5,  6 and 11 shall commence on the date on which the Service Facilities commence commercial operation allowing for manifest rail to truck service, estimated to be on or before January 1, 2018 (the “Effective Date”). This Agreement shall continue in effect for a period of seven (7) years following the Effective Date (the “Initial Term”). Company shall have the option to request to extend the agreement for additional six (6) month periods thereafter (each a “Renewal Term”) by providing written notice to Contractor not less than ninety (90) days prior to the end of the Initial Term or a Renewal Term. Company and Contractor shall mutually agree to any Renewal Terms.

2.ACCESS RIGHTS; TRANSLOADING RIGHTS; ADDITIONAL FACILITIES. Contractor operates a transload facility in Kingfisher, Oklahoma (“Transload Facility”). The Parties acknowledge that this Agreement covers provision of the Services at the Transload Facility pursuant to the terms and conditions contained herein. In anticipation of provision of the Services, Contractor is constructing at the Transload Facility those additional facilities allowing for (a) manifest rail to truck service for Company (the “Service Facilities”) and (b) Company-dedicated high-efficiency sand silo storage with 30,000 tons of capacity (the “Storage Facilities”). The Storage Facilities are estimated to be completed on or before August 1, 2018.

3.FEES.

A.TRANSLOADING FEE. In consideration for Contractor’s performance of its Services at the Transload Facility, Company shall pay to Contractor transloading fees, rates and charges (“Transloading Fee”) as detailed in the rate schedule in Exhibit 2.

B.TARIFFS AND FEES FOR OTHER SERVICES. Company shall pay demurrage fees to Contractor at the rate and switching fees in accordance with applicable tariffs. In addition to the Transloading Fee contemplated by this Agreement, Contractor may, from time to time, upon request from Company, provide the Company those services on Exhibit 1 described as ‘Additional Services’, and Company shall pay Contractor for such services in accordance with the rates associated therewith. Contractor shall invoice Company monthly for said tariffs, fees, and additional services.

C.INVOICING. Within fifteen (15) days following the end of each calendar month, Contractor will submit to Company statements setting forth the volume of Company’s Product received into the Transload Facility during such calendar month calculated in accordance with the terms hereof together with an invoice for amounts all due under this Agreement for Services provided during such calendar month. If this Agreement is executed on a date other than the first (1st) of a calendar month then said fees shall be pro-rated for the remainder of the month following the execution hereof.

D.PAYMENT. Contractor shall invoice Company monthly. Unless returned or disputed, Company will pay Contractor’s invoice(s) within thirty (30) days from the date that the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

invoice is delivered to Company in compliance with this Section. Unless Contractor is Notified to the contrary, payment will be issued electronically via the Automated Clearing House (ACH) Network. Upon execution of this Agreement, Contractor shall complete a ‘Vendor Electronic Payments Request Form’, available on the Contractor Portal, and return it to Company’s Accounts Payable Department at the address listed on the form. Payment cannot be made until this form is properly returned to Company in accordance with the instructions provided thereon. Company may reverse any electronic payment that Company in good faith determines to be fraudulent, duplicative, or made in error. Company may modify, suspend, or terminate payment via the ACH Network at any time in its sole discretion. If Company disputes all or part of an invoice, Company may withhold payment of the disputed amount or pay the disputed amount without waiver of any of its rights, including the right to seek reimbursement. Should Company be more than ninety (90) days overdue on any undisputed payment, Contractor, without any required notice to Company, may suspend Company’s access rights to the Transload Facility until late undisputed payments are brought current.

E.TAXES. Company will pay any and all applicable taxes, fees or other charges and assessments imposed on the Services, including sales or other excise taxes on the Services. Company will also pay any ad valorem or property ownership taxes, if any, on Company’s Product located at the Transload Facility and Company’s other property, if any. Contractor shall be responsible for and pay all other applicable taxes levied upon Contractor, including its own income and franchise taxes and any property and ad valorem taxes levied on the Transload Facility.

4.SCHEDULING.

A.Scheduling. Company must provide notice reasonably acceptable to Contractor containing all the volumes of Product Company intends to deliver to the Transload Facilities at the Receipt Point (including the number of rail cars in each such delivery) and all volumes of Product Company requires to be redelivered at the Delivery Point.

B.Storage Facility Capacity. Company shall be responsible for ensuring Product delivery at the Receipt Point or redelivery at the Delivery Point is scheduled by Company such that Company’s Product does not exceed the capacity of the Storage Facilities.

C.Receipt Point Capacity. Company will deliver its volumes of Product ratably to the Receipt Point over the applicable Month so as to not exceed the Receipt Point throughput capacity described in Section II of Exhibit 1.

D.Delivery Point Capacity. Company must arrange and is responsible for the receipt of all of its Product at the Delivery Point. Contractor will deliver the volumes of Product at the Delivery Point to Company, or to such third parties as Company may direct, ratably over the applicable Month so as to not exceed the Delivery Point throughput capacity described in Section II of Exhibit 1.

E.Exceeded Capacity. In the event that Company tenders volumes of Product for delivery at the Receipt Point or redelivery at the Delivery Point in excess of the capacities described in this Section 4, or result in storage of Product exceeding the capacity of the Storage Facilities, Contractor shall not be responsible for any rail or truck demurrage arising as a result thereof. In the event that volumes of Product tendered by all customers, including Company, for delivery to the Transload Facility exceed the then existing capacity of the Transload Facility, Contractor will receive and deliver Product to and from the Transload Facility in a ratable manner, as determined by Contractor.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

5.PRODUCT HANDLING; TITLE; CUSTODY; HOURS OF OPERATION.

A.PRODUCT HANDLING. Contractor agrees that it will perform the Services in accordance with Exhibit 1 attached hereto, the provisions of which are incorporated herein by reference, for handling of all Product by Contractor at the Transload Facility. Company and Contractor each agree that they will conduct all of their respective duties as prescribed herein with commercially reasonable care and due diligence and in accordance with prudent industry practice and the terms of this Agreement.

B.TITLE; CUSTODY. Title to the Product will remain with Company at all times. Contractor will assume custody and risk of loss of the Product beginning when such Product passes the Receipt Point at the Transload Facility and custody and risk of loss will pass back to Company when such Product passes the Delivery Point at the Transload Facility. CONTRACTOR SHALL BE SOLELY RESPONSIBLE FOR CONTAMINANTS INTRODUCED DURING ITS CUSTODY AND CONTROL. COMPANY SHALL BE SOLELY RESPONSIBLE FOR CONTAMINANTS INTRODUCED DURING ITS CUSTODY AND CONTROL. In the event any contamination occurs during its custody and control of the Product requiring environmental remediation, Contractor will be solely responsible for associated remediation and any fines assessed by a Governmental Authority. In the event the Company transportation vehicle is determined to be contaminated upon arrival at the Transload Facility but prior to transloading, Company will be solely responsible for all costs associated with movement of said vehicle and associated emptying and disposition of materials, and any other required remediation thereof. In addition, Company shall solely bear any costs related to any product shrinkage.

C.PRODUCT LOSS. It is anticipated that in the normal storage and handling of the Product, there will be clingage, shrinkage and losses. Therefore, it is understood that Contractor may not deliver the entity quantity of Product initially received at the Receipt Point. Contractor shall be entitled to reflect a *** percent (***%) shrinkage adjustment immediately on receipt of Product at the Receipt Point, such adjustment to be reflected in real-time inventory reporting. At the end of each calendar month, Contractor shall adjust the quantity of the Product then held in the Transload Facility to reflect shrinkage and losses. Shrinkage or loss in excess of *** percent (***%) of the Product received at the Receipt Point per calendar year shall be for Contractor’s account based on the market value of the Product at the time of calculation. Contractor may, in lieu of payment for Product, replace such Product with Product of like grade and quality, subject to Company’s approval.

D.OPERATIONS. The Transload Facility shall operate on a 24-hour per day, 7-day per week basis. Contractor may make temporary changes in the business hours of the Transload Facility or temporarily close the Transload Facility because of an extraordinary event or an emergency. Contractor will notify Company of such temporary changes or closure in advance, or as soon after implementation as is practicable. Contractor will not be responsible for the payment of any costs incurred by Company or its transportation carrier for any delay in receiving or delivering Product or any other costs or fees, except to the extent such delays are attributable to Contractor’s inability to provide the Services or Contractor’s rejection of conforming Products other than attributable to an event of force majeure covered by Section 14 of this Agreement. Company shall have the right during Contractor’s normal business hours and after reasonable notice to Contractor so as not to disrupt the Transload Facility’s or Contractor’s operations, to make periodic operational inspections of the Transload Facility.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

6.UNLOADING & HANDLING OF RAILCARS. A rail car shall be deemed "delivered" to the facility and in Contractor custody, control, and possession when rail cars have been switched onto the Contractor yard tracks by the Union Pacific RR. Rail cars are then considered ready for unloading into trucks or silos. Contractor shall coordinate the unloading of rail cars. Unloaded rail cars are released back to the Union Pacific RR for Company to direct back to the sand mine.

7.SILICOSIS WARNING. THE PARTIES ACKNOWLEDGE:

A.PROLONGED INHALATION OF AIRBORNE SILICA CONTAINED IN SILICA SAND CAN CAUSE RESPIRATORY DISEASE INCLUDING SILICOSIS, A PROGRESSIVE, INCAPACITATING AND SOMETIMES FATAL DISEASE OF THE LUNGS. THE INTERNATIONAL AGENCY FOR RESEARCH ON CANCER HAS DETERMINED CRYSTALLINE SILICA INHALED FROM OCCUPATIONAL SOURCES CAN CAUSE CANCER IN HUMANS. THE RISK OF INJURY IS DEPENDENT ON THE DURATION AND LEVEL OF EXPOSURE.

B.PARTIES SHOULD (i) AVOID CREATING DUST WHEN HANDLING, USING OR STORING SILICA SAND; (ii) USE ADEQUATE VENTILATION TO KEEP EXPOSURE BELOW RECOMMENDED EXPOSURE LIMITS; (iii) NOT USE AS A DRY ABRASIVE BLASTING AGENT (iv) FOLLOW OCCUPATIONAL SAFETY AND HEALTH ADMINISTRATION OR OTHER RELEVANT SAFETY AND HEALTH STANDARDS FOR THE FORM OF CRYSTALLINE SILICA CALLED QUARTZ; and (v) FOLLOW LABEL WARNINGS EVEN AFTER CONTAINER IS EMPTY.

C.COMPANY SHALL PROVIDE CONTRACTOR WITH CURRENT MATERIAL SAFETY DATA SHEET (“MSDS”) DOCUMENTS, LABELS, PLACARDS, AND OTHER MATERIALS AND DATA WHICH MAY BE REQUIRED BY APPLICABLE LAWS RELATED TO THE DESCRIBING, PACKAGING, RECEIVING, STORING, HANDLING, OF PRODUCT CONTAINING SAFETY INFORMATION. COMPANY SHALL PROMPTLY NOTIFY CONTRACTOR OF ANY CHANGES IN ANY OF THE INFORMATION OR MATERIALS PROVIDED TO CONTRACT AND SUPPLY RELEVANT REVISED INFORMATION.

CONTRACTOR WILL NOT BE LIABLE TO COMPANY OR ITS EMPLOYEES AND AGENTS FOR ANY HARMFUL HEALTH EFFECTS WHICH MAY BE CAUSED BY EXPOSURE TO SILICA MATERIALS OF COMPANY HANDLED, LOADED, UNLOADED OR STORED BY CONTRACTOR, ITS AGENTS AND EMPLOYEES. Contractor warrants that it will adequately warn all of its employees who may come in contact with Company’s product of the above described health hazards associated with silica dust. Contractor also agrees that if the products handled pursuant to the Agreement are loaded or delivered on any third parties’ vehicles or job sites by Contractor, Contractor will include in the shipping documents provisions which include the foregoing safety warning.

8.COMPLIANCE WITH APPLICABLE LAW, MSDS AND COMPANY POLICY. It is understood that Company’s and Contractor’s operations must at all times comply with all Applicable Laws, rules and regulations issued by Governmental Authorities having jurisdiction. Company and Contractor each agree to comply with all such Applicable Laws and regulations. In the event either Party is found not to be in compliance, such Party shall take immediate steps to effect compliance as promptly as is reasonably possible Company will be responsible to its reasonable knowledge and ability for accurate documentation for the product(s) being transported and will be required to provide a copy of the MSDS for each shipped product, provide bills of lading with proper Department of Transportation product description and proper placarding, labeling or marking as directed by CFR‑49 172.5.506(a). In the event that more than one product is shipped in a compartmented trailer/container, Company’s bill of lading must identify the product loaded in each compartment.

9.INDEPENDENT CONTRACTOR. Contractor and Company shall be, and remain a private and independent contractor and shall employ, train, pay from its own funds, and when appropriate, discharge persons engaged in the performance of services to be rendered hereunder. Neither

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Contractor nor Company shall hold itself out as an agent of the other nor shall Contractor or Company make any contractual or legal commitments on behalf of the other, which commitments shall in all events be null and void. All such persons shall be and remain in the sole employ of Contractor and Company and subject to Contractor’s and Company’s exclusive authority, supervision, direction and control. Further, as a consequence of their independent contractor status, Contractor and Company perform other similar services as set forth in this Agreement to companies that may or may not be in direct competition with Contractor or Company, as the case may be.

10.LIABILITY; INDEMNIFICATION.

A.COMPANY INDEMNITY. Company agrees to indemnify, defend and hold Contractor and its officers, directors, partners, members, employees and agents (collectively, the “Contractor Indemnitees”) harmless from and against all liability, claims, causes of action, demands, suits, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) (collectively, “Claims”) resulting from, arising out of or attributable to (i) the negligence, willful misconduct or intentional act of any of the Company Indemnitees (defined below) in connection with the handling of any transloaded Products at the Transload Facility by Company, (ii) exposure to such Products as a result of the handling of such Products by any of the Company Indemnitees, (iii) regulatory non-compliance or contractual breach by Company, or (iv) claims that Company’s employees make against any of the Contractor Indemnitees while any of the transloaded Products are in Company’s care, custody or control. The obligations of Company in this paragraph shall survive the expiration or other termination of this Agreement.

B.CONTRACTOR INDEMNITY. Contractor agrees to indemnify, defend and hold Company and its officers, directors, partners, members, employees and agents (collectively, the “Company Indemnitees”) harmless from and against all Claims resulting from, arising out of or attributable to (i) the negligence, willful misconduct or intentional act of any of the Contractor Indemnitees in connection with the handling of any transloaded Products at the Transload Facility by Contractor, (ii) exposure to such Products as a result of the handling of such Products by any of the Contractor Indemnitees, (iii) regulatory non-compliance or contractual breach by Contractor, or (iv) claims that Contractor’s employees make against any of the Company Indemnitees while any of the transloaded Products are in Contractor’s care, custody or control. The obligations of Contractor in this paragraph shall survive the expiration or other termination of this Agreement.

C.CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, THE PARTIES AGREES THAT THE INDEMNIFICATION OBLIGATIONS OF EACH PARTY, AND THE RECOVERY BY EITHER PARTY OR INDEMNITEE HEREUNDER, SHALL BE LIMITED TO ACTUAL DAMAGES AND SHALL NOT INCLUDE OR APPLY TO, NOR SHALL EITHER PARTY OR INDEMNITEE BE ENTITLED TO RECOVER, ANY LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED OR INCURRED BY A PARTY, CONTRACTOR INDEMNITEE OR COMPANY INDEMNITEE. Each Party acknowledges its duty to mitigate damages hereunder.

D.The maximum liability of Contractor will not exceed, and is strictly limited to, the market value of the Product at the time of the Product loss or immediately prior to its contamination, plus the costs and expenses actually, reasonably and necessarily incurred by Company or Company’s immediate purchaser in damage to equipment into which such Product was delivered from the Transload Facility, plus any fines and penalties actually levied or imposed by anyone including federal, state or local governments against Company or Company’s immediate purchaser by reason of such

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

fault on Contractor’s part. Contractor may, in lieu of payment for Product, replace such Product with Product of like grade and quality.

E.All Claims for loss or damage to Product must be made in writing to Contractor no more than ninety (90) days after Contractor’s report of such loss or damage to Company or of Company’s discovery of the alleged loss or damage, whichever is earlier.

11.INSURANCE. Upon Request, Company shall furnish Contractor with a certificate of self-insurance reasonably acceptable to Contractor. Contractor, at its separate cost and expense, shall procure and maintain liability coverage under this Agreement, reasonably acceptable to Company , with limits of not less than *** Dollars ($***) combined single limit per occurrence for bodily injury or death and property damage liability and *** Dollars ($***) excess liability coverage. Upon request, Contractor shall furnish Company with a certificate evidencing the above coverage amounts. The policies shall also be endorsed to provide for thirty (30) days written notice of cancellation in coverage(s) provided and have waivers of subrogation in favor of Company as well as naming Company as primary on all Contractor’s policies. Upon request, Contractor shall furnish Company with a certificate of insurance evidencing Automobile Liability Insurance in force with limits of liability of *** Dollars ($***) Combined Single Limit (bodily injury and property damage) Each Accident. Contractor, at its separate cost and expense, shall also procure and maintain Statutory Workmen’s Compensation Insurance with levels of coverage at least equal to the applicable statutory minimum and the policy for which shall be endorsed to provide that it shall not be canceled without at least thirty (30) days’ notice. Upon request, Contractor will provide Company with a certificate of insurance evidencing the existence of this coverage.

12.APPLICABLE LAW AND INTERPRETATION; VENUE. This Agreement shall be construed, enforced and performed in accordance with the laws of the State of Oklahoma, excluding its conflict of law principles. Any failure of either of the parties hereto to enforce any of its rights or remedies hereunder shall not constitute a waiver of its rights to do so thereafter. Venue for any action to enforce the terms and conditions of this Agreement shall be in the Federal Court for the U.S. District of Oklahoma or the State courts located in Oklahoma County, State of Oklahoma.

13.CONFIDENTIALITY AND PUBLICITY. At all times during this Agreement and for a three (3)-year period of time thereafter, each Party will take reasonable steps to assure that neither such Party nor their respective officers, agents, successors or assigns, shall divulge, disclose or appropriate to its own use or to the use of others, any trade secret, proprietary software, source code, intellectual property, and any and all other confidential information or knowledge obtained or acquired by the other Party either directly or indirectly during the terms of this Agreement without the prior written authorization of a duly authorized officer or agent of the Party possessing the proprietary interest in such confidential or proprietary information. Each Party agrees that neither it nor any of its contractors or subcontractors or third party customers or any entity with which Party has a business or contractual arrangement will publish or release to any other party any materials or information relating to this Agreement without the other Party’s written approval. Either Party must secure written approval before using the other Party’s name or trademark or logos or the name(s) or trademarks or logos of any of the other Party’s affiliates, subsidiaries or entities in any announcements, advertising or internal or external promotional materials whether print, electronic, audio or video or on the internet website or in a website. All requests to use either Party’s name or trademarks or logos or the name(s) or trademarks or logos of any of Party’s affiliates, subsidiaries or entities must be approved by the other Party. In the case of the Company, approval must be sent to Vice President/manager of Company’s Corporate Communications Department in Oklahoma City, Oklahoma. In the case of Contractor, approval must be sent to Corporate Communications in Houston, Texas. Notwithstanding the foregoing, this Section 13 shall not apply to disclosures compelled by Applicable Law (but each Party must notify the other Party promptly of any request for such information before disclosing it, if practicable) or required

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

to be disclosed (i) by the rules of any stock exchange on which the shares of any Party or any of their respective affiliates are listed or (ii) in registration statements or reports filed by any Party or any of their respective affiliates with the Securities and Exchange Commission.

14.FORCE MAJEURE. In the event that either Party is unable to meet its obligations (other than a payment obligation) under this Agreement as a result of acts of god, events of nature (including, without limitation, lightning strike, severe weather and flooding), labor disputes, industrial disputes or disturbances, civil disturbances, interruptions by any Governmental Authority or court order, valid orders of any regulatory body having proper jurisdiction, acts of the public enemy, wars, riots, insurrections, inability to secure materials (including, without limitation, inability to secure materials by reason of allocations promulgated by authorized Governmental Authorities), epidemics, fires, explosions, terrorist acts, or any other cause, whether of the kind herein enumerated or otherwise, not within the commercially reasonable control of the party claiming “force majeure,” and shall, as to Contractor, include, without limitation, (a) unavailability, for any reason, of rail cars, trucks or rail/truck service and (b) equipment failure to such an extent to constitute an interruption in service to such an extent so as to be construed as a force majeure under this paragraph, then the obligations of the party adversely affected by the force majeure condition shall be suspended for the duration of such event; provided, however, that the party declaring force majeure shall notify the other party promptly in writing of the commencement of the force majeure situation and its basis.

15.EARLY TERMINATION.

A.Company shall have the right to terminate this Agreement upon *** days prior written notice to Contractor. In the event that Company terminates pursuant to this Section 15, Company shall pay Contractor, and Contractor shall invoice Company in accordance with Section 3, *** (the “Early Termination Fee”).

B.Subsequent to termination of this Agreement by Company pursuant to Section 15A, Contractor shall use commercially reasonable efforts to market the Storage Facilities to other customers for customer-dedicated high-efficiency sand silo storage and accompanying transloading services to procure a replacement storage and transloading contract with a third party for the Storage Facilities (“Replacement Contract”).

C.If Contractor procures a Replacement Contract pursuant to Section 15B, Company may be entitled to a reimbursement of the Early Termination Fee in the amount being *** (the “Reimbursement Eligible Amount”). The Reimbursement Eligible Amount shall be paid to Company in accordance with Section 15D.

D.For each calendar quarter (or part thereof) from the commencement date of a Replacement Contract through the earlier of the date when the Initial Term of this Agreement was originally scheduled to end, and the end of the term of the Replacement Contract, Contractor shall pay to Company, no later than sixty (60) days following the end of the applicable calendar quarter, a reimbursement of the Reimbursement Eligible Amount equal to ***. Notwithstanding anything herein, the aggregate amount of reimbursement payments made by Contractor to Company pursuant to this Section 15D shall not exceed the Reimbursement Eligible Amount.

16.ASSIGNMENT; SALE; TRANSFER. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. No assignment by either Party, unless such assignment occurs by operation of law, shall be valid unless consented to in writing by the other Party (such consent not to be unreasonably withheld where the assigning party and its successor have provided evidence the successor party is capable of performing the assigning

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

party’s obligations under this Agreement). Notwithstanding the foregoing, either Party may assign this Agreement without obtaining the consent of the other Party if pursuant to a merger, consolidation, or acquisition of its ultimate parent company.

17.NO THIRD PARTY RIGHTS. The Parties’ obligations to defend, indemnify and hold each other harmless under the terms of this Agreement shall not vest any rights in or enforceable by any Third Party, whether a Governmental Authority or private entity, nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in this Agreement. The terms of this Agreement are enforceable only by the Parties, and no Third Party shall have a separate right to enforce any provision of this Agreement, or to compel any Party to comply with the terms of this Agreement. Nothing contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the Parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

18.NOTICE. Notice, demands and communications hereunder, to Contractor and Company, must be given or sent and shall be deemed to have been given or sent.

A.If to Contractor, by courier or by certified mail with postage prepaid to Solaris Logistics, LLC, Attn: Chief Administrative Officer, 9811 Katy Freeway, Suite 900, Houston, TX 77024.

B.If to Company, by courier or by certified mail with postage prepaid to Devon Energy Production Company, L.P., Attn: Procurement Administration, 333 West Sheridan Avenue, Oklahoma City, Oklahoma 73102-5015.

Either Party may designate, by notice in writing, a new address to which any notice, demand or communications may hereafter be so given or sent.

19.COUNTERPARTS, FACSIMILE/ELECTRONIC SIGNATURES. This Agreement may be executed in any number of counterparts with the same effect as if Contractor and Company had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement may be executed and delivered by facsimile or other electronically transmitted signature, with the same effect as if the signing persons had delivered the original thereof.

20.ATTORNEY’S FEES. If any Party shall commence any action or proceeding against another Party in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing Party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorney’s fees.

21.DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms have the following meaning:

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority, (b) any consents or approvals of any Governmental Authority, and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Delivery Point” means the point of interconnect between the Transload Facility and the transportation vehicle.

“Early Termination Fee” has the meaning given to it in Section 15A.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

“Governmental Authority” means any U.S. federal, state, regional, local, municipal or tribal governmental body, agency, instrumentality, board, bureau, commission, department, authority or entity established or controlled by a government or subdivision thereof, including any legislative, administrative or judicial body, or any person purporting to act therefore.

“Product” means the proppant (frac sand) products which are contracted to purchase, owned or controlled by or for the account of the Company.

“Reimbursement Eligible Amount” has the meaning given to it in Section 15C.

“Receipt Point” means the rail and truck unloading facilities including, but not limited to conveyors, located at the Transload Facility.

“Replacement Contract” has the meaning given to it in Section 15B.

“Services” means those services Contractor will provide to or for Company described in Exhibit 1 attached hereto related to the receipt of Product at the Transload Facility from or on behalf of Company and delivery of Product out of the Transload Facility to or for the account of Company.

“Storage Facilities Minimum Volume Commitment” has the meaning given to it in Exhibit 2 hereof.

“Ton” or “ton” when referring to Product means US Short Ton, which means 2,000 pounds.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

IN WITNESS WHEREOF, Contractor and Company have caused this Sand Storage And Transload Agreement to be executed by their respective representatives thereunto duly authorized.

COMPANY:

DEVON ENERGY PRODUCTION COMPANY, L.P.

By:	/s/ Michael Dionisio
Name:	Michael Dionisio
Title:	V.P. Marketing and Supply Chain

CONTRACTOR:

SOLARIS LOGISTICS, LLC

By:	/s/ Greg Lanham
Name:	Greg Lanham
Title:	Chief Executive Officer

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Exhibit 1

SCOPE OF SERVICES AND ADDITIONAL TERMS

I.SCOPE OF SERVICES

Contractor and Company shall perform the following services:

a)Transload Product from rail to silo, from truck to silo or from rail to truck.

b)Load out Product to trucks with purchase orders.

c)Company to manage truck logistics to well destination.

d)Company to work with Contractor on daily truck purchase order schedule.

e)Truck freight for outbound purchase order trucking firms are to the account of Company.

f)Company to work with Contractor on rail inbound schedule.

g)Company to work with Contractor to manage inbound inventory.

h)Rail freight fees for Union Pacific are to the account of Company.

i)Contractor will provide certified weight scale and truck tickets after weighing Product into trucks when transloading out of the facility (per Scope of Services).

j)Contractor will provide real-time inventory reporting.

k)Rail/truck demurrage to the account of the Company.

l)Subject to the terms of the Agreement, if rail or truck demurrage is incurred by Company due to Contractor facility congestion/back up or operations problems, Contractor shall be responsible to pay charges.

m)Rail cars to be unloaded as Union Pacific RR sets rail cars into Contractor designated tracks at Kingfisher, Oklahoma, provided Company silo space is not filled to Company capacity or as Contractor deems operationally efficient.

n)***

II.TRANSLOAD FACILITY RIGHTS AND LIMITS

a)Prior to the completion of the Storage Facilities, Company will have *** dedicated railcar spots for manifest rail-to-truck service, with sufficient mobile transloaders available to meet Company’s volumes.

b)After the completion of the Storage Facilities, Company will have one dedicated track to land a unit train and 30,000 tons of silo storage in six individual 5,000 ton silos with a total of *** truck loading bays. Additionally, Company will have access to *** railcar spots for direct-to-truck transloading, with sufficient mobile transloaders available to meet Company’s volumes.

c)Company may send one unit train to the Transload Facility at one time. That unit train must depart from the Transload Facility before Company lands another unit train. Unit train length may be up to one hundred seventy-five (175) forty five foot (45') cars and six locomotives.

d)Manifest railcars will have *** days in the Transload Facility before storage charges of *** dollars ($***) per car per day start to apply.

Exhibit 1-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

III.ADDITIONAL SERVICES

a)Contaminated Load Fees

(i)If Contractor notices any inbound rail car Product contamination at the Receipt Point, Contractor shall notify Company of such Product contamination, provide a sample and picture and will follow Company’s guidance on how to handle such contaminated rail car proppant.

(ii)Company will reimburse Contractor for all documented direct costs, expenses and reasonably allocated internal personnel costs incurred by Contractor when responding to any contaminated inbound rail car and following Company’s guidance in response thereto.

(iii)Contractor will not be obligated to receive Product into the Transload Facility that is contaminated.

Exhibit 1-2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Exhibit 2

RATE SCHEDULE

All Services by Contractor shall be billed in accordance with this Agreement. Invoices shall be submitted in accordance with Section 3. During the Initial Term, the Transloading Fee shall be calculated as follows:

1.For purposes of this Rate Schedule:

a.“Service Facilities Minimum Volume Commitment” means *** tons per calendar quarter.

b.“Storage Facilities Minimum Volume Commitment” means *** tons per calendar quarter.

c.“Shortfall Quarter” is any calendar quarter where Contractor does not transload at the Receipt Point at least (i) prior to the Storage Facilities entering into commercial operation, the Service Facilities Minimum Volume Commitment; or (ii) following the Storage Facilities entering into commercial operation, the Storage Facilities Minimum Volume Commitment of Product provided by the Company pursuant to this Agreement directly, or indirectly pursuant to Section 6 of this Exhibit 2.

d.“Committed Volume Shortfall” means, for any Shortfall Quarter, an amount equal to the difference between: (i) the Service Facilities Minimum Volume Commitment or the Storage Facilities Minimum Volume Commitment; and (ii) the actual number of tons of Product transloaded by Contractor at the Receipt Point during such Shortfall Quarter. The Committed Volume Shortfall cannot be less than ***.

e.“Overage Quarter” is any calendar quarter where Contractor transloads at the Receipt Point volumes of Product provided directly by the Company pursuant to this Agreement in excess of the Storage Facilities Minimum Volume Commitment.

f.“Committed Volume Overage” means, for any Overage Quarter, an amount equal to the difference between: (i) the actual number of tons of Product transloaded by Contractor at the Receipt Point during such Overage Quarter; and (ii) the Storage Facilities Minimum Volume Commitment. The Committed Volume Overage cannot be less than ***.

g.A “calendar quarter” will be measured at the end of March, June, September and December; provided that a calendar quarter and any related Service Facilities Minimum Volume Commitment or Storage Facilities Minimum Volume Commitment will be prorated for any service period that does not span an entire calendar quarter.

2.Base Fee:

Company shall pay to Contractor a monthly base fee equal to the product of (a) the actual volumes transloaded at the Receipt Point during such calendar month; and (b) *** dollars ($***) per Ton (the “Base Fee”).

Exhibit 2-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

3.Shortfall Fee:

a.In any Shortfall Quarter, Company shall pay to Contractor an amount equal to the product of the (i) Committed Volume Shortfall for such Shortfall Quarter; and (ii) *** dollars ($***) per ton (each a “Shortfall Fee”).

b.Contractor shall invoice such Shortfall Fee in the month immediately following the Shortfall Quarter and such Shortfall Fee shall be payable to Contractor in accordance with Section 3.

c.If Company is unable to meet the “Storage Facilities Minimum Volume Commitment” due to Contractor’s failure to perform its obligations under this Agreement (including ***) for reasons that are not due to an event of force majeure covered by Section 14 of this Agreement, Company is not subject to “Shortfall Fee” for the volumes affected by such Contractor failure.

4.Overage Credit:

a.In any Overage Quarter, Contractor will apply, as a credit against any Base Fee payable, an amount equal to the product of the (i) Committed Volume Overage for such Overage Quarter; and (ii) *** dollars ($***) per ton (each a “Overage Credit Amount”). For the avoidance of doubt, no volumes transloaded at the Receipt Point by a third party pursuant to Section 6 of this Exhibit 2 shall be counted towards the calculation of any Overage Quarter or Overage Credit Amount.

b.Contractor shall pay to Company the Overage Credit Amount in the month immediately following the Overage Quarter.

5.Transloading Fee Escalation:

a.Those Transloading Fee components described Section 2(b) and Section 3(a)(ii) shall be subject to an *** adjustment commencing on *** and each anniversary thereafter by a percentage equal to *** of the *** change in the Producer Price Index for Finished Goods, seasonally adjusted, as published by the Department of Labor Bureau of Labor Statistics. The Adjusted Transloading Fee shall be calculated as follows:

***

Where:

Escalation Factor = ***

***

***

Notwithstanding the above, the Escalation Factor shall be ***.

b.In the event that the Producer Price Index for Finished Goods, seasonally adjusted, is no longer published, it shall be replaced by the index that corresponds most closely to it and is published by the Department of Labor Bureau of Labor Statistics or a similar institution.

Exhibit 2-2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

6.Third Party Usage:

a.***

b.Company agrees to indemnify, defend and hold Contractor Indemnitees harmless from and against all Claims (i) brought by any third party against any Contractor Indemnitees, or (ii) in connection with any loss, damage, deterioration, or contamination of Company’s Product, in either case resulting from arising out of or attributable to Company’s allowance of a third party to use any or all of Company’s Transload capacity pursuant to this Section 6 of Exhibit 2.

Exhibit 2-3